UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT	August 7, 2012

(DATE OF EARLIEST EVENT REPORTED)	August 2, 2012

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2012, Boardwalk Pipeline Partners, LP (the “Partnership”), a Delaware limited partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule 1 to the Underwriting Agreement (the “Underwriters”) with respect to the issue and sale by the Partnership, and the purchase by the Underwriters, of 10,500,000 common units (the “Firm Units”) (including an option to purchase up to 1,575,000 additional common units to cover over-allotments) representing limited partner interests in the Partnership. On August 3, 2012, the Underwriters notified the Partnership of their exercise of their option to purchase an additional 1,100,000 Common Units (the “Option Units” and, together with the Firm Units, the “Offered Units”). The Underwriters are offering the Offered Units at an initial offering price to the public of $27.80 per unit (the “Offering”). The Offered Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-166373).

The Partnership expects the transaction to close on August 7, 2012. The Partnership will receive net proceeds after offering expenses of approximately $287.7 million, including the general partner’s proportionate capital contribution of $6.0 million to maintain its 2% general partner interest. The Partnership will also receive net proceeds after underwriting discounts and commissions of approximately $30.2 million, including the general partner’s proportionate capital contribution of $0.6 million to maintain its 2% general partner interest, in connection with the sale of the Option Units. The Partnership expects to use the net proceeds from the Offering, together with amounts to be contributed by its general partner to maintain its 2% general partner interest, to repay borrowings outstanding under the Partnership’s credit facility and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

Certain of the Underwriters and their respective affiliates have engaged, and may in the future engage, in various financial advisory, investment banking and commercial banking services in the ordinary course of their business for which they have received, and expect to receive, customary fees and expense reimbursement. Affiliates of certain of the Underwriters are lenders under the Partnership’s credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of August 2, 2012, among Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Offered Units

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP,
its general partner

	By:	BOARDWALK GP, LLC,
its general partner

		By:	/s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial Officer and Administrative Officer

Dated: August 7, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of August 2, 2012, among Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Offered Units

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1)